Exhibit 99.1

Net 1 UEPS Technologies, Inc. Reports Second Quarter 2019 Results

JOHANNESBURG, February 7, 2019 – Net 1 UEPS Technologies, Inc. (Nasdaq: UEPS; JSE: NT1) today released results for the second fiscal quarter ended December 31, 2018.

Q2 2019 Highlights:

  Revenue of $97.2 million and Fundamental EPS of $(0.88)
  Fundamental EPS of ($0.88) includes $0.74 per share of non-cash adjustments, including a $0.41 allowance for doubtful loans receivable, $0.28 Cell C fair value loss adjustment, and $0.05 Cedar Cell note impairment loss;
  Operating loss was attributable primarily to our rural South African businesses;
  Adjusted negative EBITDA of approximately $25 million including approximately $23 million for allowance for doubtful loans receivable;
  Korea EBITDA margin improved to 22% from 20% in Q2 2018;
  Net cash of approximately $35 million at December 31, 2018;
  Active EPE accounts declined to 1.1 million as of December 31, 2018.

“This was a very difficult quarter for our company. Our loss for the quarter is primarily attributable to our rural South African businesses,” said Herman Kotzé, CEO. “Our other transaction-driven businesses continue to operate profitably and provide a meaningful source of EBITDA and free cash flow. We are pleased with the performance of KSNET, DNI, and our EasyPay financial switch and transaction processing business in South Africa. Our equity investments continued to perform in line with expectations.”

“Currently, our primary focus is to immediately stem the losses in our South African financial inclusion operations, right size the businesses and get them to a breakeven level by the end of this fiscal year. The Board and management are squarely focused on reviewing all options available for the business in South Africa, and will provide updates when there are tangible actions to report. At this time, we believe that all of the challenges we are facing are contained and can be resolved in the near future, and remain comfortable with the Company’s liquidity position over the next 12 months,” concluded Kotzé.

Subsequent Event
On January 29, 2019 the High Court of the Republic of South Africa (Gauteng Division, Pretoria) handed down its final judgment in our application to direct SASSA to pay social grants into the EPE accounts of recipients who had previously made biometric elections to receive their grants into their EPE accounts, but had not submitted a SASSA-prescribed form called an “Annexure C form”. The High Court reversed a portion of its November 28, 2018 interim order that directed SASSA to pay grants into the EPE accounts of recipients who made those biometric elections without submitting a physical Annexure C form. The effect of the final judgment is that, while SASSA is required to promptly pay social grants into EPE accounts of those recipients who have submitted the Annexure C form electing to have their grants paid that way, SASSA is not required to pay grants into the EPE accounts of those recipients who have not submitted the Annexure C form, despite having provided their previous biometric consent. We are currently evaluating the options available to it, including an appeal against the judgment.

Summary Financial Metrics

	Three months ended December 31,
			% change		% change
	2018	2017	in USD		in ZAR
(All figures in USD ‘000s except per share data)
Revenue	97,150	148,416	(35%	)	(31%	)
GAAP operating (loss) income	(43,075)	16,307	(364%	)	(377%	)
Adjusted (negative) EBITDA (1)	(24,731)	32,981	(175%	)	(179%	)
GAAP net (loss) income	(63,941)	9,622	(765%	)	(796%	)
Fundamental net (loss) income (1)	(49,966)	22,405	(323%	)	(335%	)
GAAP (loss) earnings per share ($)	(1.13)	0.17	(764%	)	(795%	)
Fundamental (loss)(loss) earnings per share ($) (1)	(0.88)	0.39	(326%	)	(336%	)
Fully-diluted shares outstanding (‘000’s)	56,855	56,807	1%
Average period USD/ ZAR exchange rate	14.32	13.67	5%
Non-cash adjustments included (before tax impact):	50,150	-	nm
Allowance for doubtful finance loans receivables	23,391	-	nm
Change in fair value of equity securities	15,836	-	nm
Goodwill impairment loss	8,191	-	nm
Impairment of Cedar Cellular note	2,732	-	nm

	Six months ended December 31,
			% change		% change
	2018	2017	in USD		in ZAR
(All figures in USD ‘000s except per share data)
Revenue	223,034	300,974	(26%	)	(21%	)
GAAP operating (loss) income	(42,179)	41,313	(202%	)	(209%	)
Adjusted (negative) EBITDA (1)	(11,491)	68,439	(117%	)	(118%	)
GAAP net (loss) income	(69,140)	29,105	(338%	)	(354%	)
Fundamental net (loss) income (1)	(48,709)	46,875	(204%	)	(211%	)
GAAP (loss) earnings per share ($)	(1.22)	0.51	(100%	)	(100%	)
Fundamental (loss)(loss) earnings per share ($) (1)	(0.86)	0.83	(204%	)	(211%	)
Fully-diluted shares outstanding (‘000’s)	56,814	56,812	-
Average period USD/ ZAR exchange rate	14.34	13.41	7%
Non-cash adjustments included (before tax impact):	54,553	-	nm
Allowance for doubtful finance loans receivables	27,794	-	nm
Change in fair value of equity securities	15,836	-	nm
Goodwill impairment loss	8,191	-	nm
Impairment of Cedar Cellular note	2,732	-	nm

(1) Adjusted negative EBITDA, fundamental net (loss) income and (loss)(loss) earnings per share are non-GAAP measures and are described below under “Use of Non-GAAP Measures—negative EBITDA and Adjusted negative EBITDA, and —Fundamental net (loss) income and fundamental (loss)(loss) earnings per share.” See Attachment B for a reconciliation of GAAP operating (loss) income to negative EBITDA and Adjusted negative EBITDA, and GAAP net (loss) income to fundamental net (loss) income and (loss)(loss) earnings per share.

Factors impacting comparability of our Q2 2019 and Q2 2018 results

  Losses incurred resulting from SASSA’s auto-migration of EPE accounts: We experienced a significant decline in EPE account numbers driven largely by SASSA’s auto-migration of accounts to SAPO, often unilaterally and without the recipient’s consent. The resultant losses were caused by the loss of monthly income on the relevant EPE accounts, a $23.4 million allowance for doubtful finance loans receivable as well as losses incurred from maintaining our mobile payment infrastructure;
  Loss of CPS revenue and operating income due to the expiration of our SASSA contract: The expiration of our SASSA contract on September 30, 2018, resulted in the loss of all revenue from the contract and, as a result, CPS recorded no revenue from the SASSA during Q2 2019 compared with the prior year;
  Non-cash impairment loss related to impairment of goodwill: We recorded an impairment loss of $8. 2 million primarily related to goodwill allocated to the international transaction processing operating segment;
  Consolidation of DNI results: DNI contributed to an increase in revenue and operating income during the Q2 2019, performing in line with expectations;
  Improved contribution from South Korea: Our South Korean operations experienced modest revenue pressures due to ongoing regulatory changes and macroeconomic factors, though operating income and margin continued to show improvement compared to Q2 2018;
  High income tax expense due to deferred tax valuation allowance on losses by certain South African businesses: Our income tax expense included a valuation allowance recorded against the net operating loss deferred tax asset generated by certain of our South African businesses, including CPS and our microlending business as a result of the losses incurred during Q2 2019;
  Unfavorable impact from the strengthening of the U.S. dollar against the South African Rand: The U.S. dollar appreciated 5% against the ZAR during Q2 2019 compared to Q2 2018, which adversely impacted our reported results;
  Higher revenue from Masterpayment and allowance for credit losses in fiscal 2018: During fiscal 2018, Masterpayment contributed higher revenues as a result of an increase in processing activities, particularly related to its cryptocurrency processing launched in December 2017, as well as from its working capital financing and supply chain solutions;
  Higher depreciation and amortization charges resulting from DNI acquisition: Our depreciation and amortization charge increased during the Q2 2019, as a result of our acquisition of DNI;
  Loss resulting from Cell C fair value adjustment: We recorded a non-cash pre-tax fair value adjustment loss related to Cell C of approximately $15. 8 million due to lower industry comparable valuations, which adversely impacted our reported results in fiscal 2019;
  Reduced income from equity-accounted investments : Earnings from equity accounted investments decreased as a result of the consolidation of DNI from June 30, 2018; and
  Lower interest income and higher interest expense: The movement in net interest expense (before the Cedar Cellular impairment) was $2.8 million primarily due to lower interest income resulting from the utilization of cash to fund strategic investments and higher interest expense as a result of the South African lending facilities we obtained, including a facility to fund our ATMs.

Results of Operations by Segment and Liquidity

     South African transaction processing

Segment revenue was $21.9 million in Q2 2019, down 66% compared with Q2 2018 in USD, and 64% lower on a constant currency basis. The decrease in segment revenue and operating income was primarily due to the substantial decrease in the number of SASSA grant recipients paid under our SASSA contract as the contract ended at the end of Q1 fiscal 2019. Our revenue and operating income was also adversely impacted by the significant reduction in the number of SASSA grant recipients with SASSA-branded Grindrod cards linked to Grindrod bank accounts as well as a lower number of EPE accounts. These decreases in revenue and operating income were partially offset by higher transaction revenue as a result of increased usage of our ATMs. Our operating (loss) income margin for Q2 2019 and 2018 was (53.8%) and 21.0%, respectively.

     International transaction processing

Segment revenue was $38.1 million in Q2 2019, down 14% compared with Q2 2018 in USD. The decrease in segment revenue and operating income was primarily due to a contraction in IPG transactions processed, specifically meaningfully lower crypto-exchange and China processing activity, and modestly lower KSNET revenue as a result of lower transaction values processed. Excluding the $7.0 million impairment loss, operating income during Q2 2019 was higher compared to Q2 2018 due to an improved contribution from KSNET primarily as a result of lower depreciation expense and the Mastertrading allowance for doubtful working capital finance receivable of $7.8 million recorded during Q2 2018. These increases were partially offset by a decrease in IPG revenues and ongoing losses at Masterpayment during Q2 2019. Operating loss margin for Q2 2019 and 2018 was 10.6% and 11.3%, respectively. Excluding the goodwill impairment, segment operating income and margin for Q2 2019 were $3.0 million and 7.8%, respectively. Excluding the Mastertrading allowance for doubtful working capital finance receivables, segment operating income and margin for Q2 2018 were $2.8 million and 6.4% respectively.

     Financial inclusion and applied technologies

Segment revenue was $38.8 million in Q2 2019, down 28% compared with Q2 2018 in USD. Segment revenue decreased primarily due to fewer prepaid airtime and value-added services sales, lower lending and insurance revenue, and a decrease in inter-segment revenues, partially offset by the inclusion of DNI. Operating income was significantly lower than Q2 2018, primarily due to the allowance for doubtful finance loans receivable of $23.4 million recognized and expenses incurred to maintain and expand our financial service infrastructure, partially offset by the contribution from DNI. Operating (loss) income margin for the Financial inclusion and applied technologies segment was (47.8%) and 23.5% during Q2 2019 and 2018, respectively. Excluding the allowance for doubtful finance loans receivable, segment operating income and margin for fiscal 2019 were $4.9 million and 12.5% respectively.

     Corporate/eliminations

Our corporate expenses increased primarily due to higher acquired intangible asset amortization, non-employee director expenses and external service provider fees, partially offset by lower transaction-related expenditures.

     Cash flow and liquidity

At December 31, 2018, our cash and cash equivalents were $69.9 million and comprised mainly KRW-denominated balances of KRW 31.9 billion ($28.7 million), ZAR-denominated balances of ZAR 376.7 million ($26.2 million), U.S. dollar-denominated balances of $11.7 million, and other currency deposits, primarily Botswana pula, of $3.4 million, all amounts translated at exchange rates applicable as of December 31, 2018. The decrease in our cash balances from June 30, 2018, was primarily due to significantly weaker trading activities, scheduled debt repayments, dividend payments to non-controlling interests and capital expenditures, which was partially offset by the utilization of our debt facilities to fund our ATMs and to finance our lending to Cell C to fund the construction of mobile telephony network infrastructure, the contribution from the inclusion of DNI, and a decrease in our South African lending book.

Excluding the impact of interest received, interest paid under our South Africa debt and taxes, the decrease in cash provided is primarily due to significantly weaker trading activity during fiscal 2019 compared to 2018. Capital expenditures for Q2 2019 and 2018 were $2.5 million and $2.1 million, respectively, and have increased primarily due to the acquisition of ATMs in South Africa, computer equipment to maintain our processing activities and the expansion of our branch network. We made a scheduled South African debt facility payment of $10.6 million (ZAR 151 million).

Operating metrics and supplemental presentation for Q2 2019 Results

Our updated operating metrics have been posted on our website (www.net1.com). A supplemental presentation for Q2 2019 will be posted to the Investor Relations page of our website – ir.net1.com one hour prior to our earnings call on Friday, February 8, 2019.

Conference Call

We will host a conference call to review these results on February 8, 2019, at 8:00 a.m. Eastern Time. To participate in the call, dial 1-508-924-4326 (US and Canada), 0333-300-1418 (U.K. only) or 010-201-6800 (South Africa only) ten minutes prior to the start of the call. Callers should request “Net1 call” upon dial-in. The call will also be webcast on the Net1 homepage, www.net1.com. Please click on the webcast link at least ten minutes prior to the call. A webcast of the call will be available for replay on the Net1 website through February 28, 2019.

Use of Non-GAAP Measures

US securities laws require that when we publish any non-GAAP measures, we disclose the reason for using these non-GAAP measures and provide reconciliations to the directly comparable GAAP measures. The presentation of negative EBITDA, adjusted negative EBITDA, fundamental net (loss) income and fundamental (loss) earnings per share and headline (loss) earnings per share are non-GAAP measures.

     EBITDA and adjusted EBITDA

(Loss) Earnings before interest, tax, depreciation and amortization (“EBITDA”) is GAAP operating (loss) income adjusted for depreciation and amortization and, if applicable, impairment losses. Adjusted EBITDA is EBITDA adjusted for costs related to acquisitions and transactions consummated or ultimately not pursued, an allowance for doubtful Mastertrading working capital finance loans receivable and profits realized on sale of a business.

     Fundamental net (loss) income and fundamental (loss) earnings per share

Fundamental net (loss) income and (loss) earnings per share is GAAP net (loss) income and (loss) earnings per share adjusted for the amortization of acquisition-related intangible assets (net of deferred taxes), the amortization of intangible assets (net of deferred taxes) related to equity-accounted investments, stock-based compensation charges and reversals, the amortization of South African and South Korean debt facility fees and unusual non-recurring items, including the impairment loss, costs related to acquisitions and transactions consummated or ultimately not pursued.

Fundamental net (loss) income and (loss) earnings per share for fiscal 2019 also includes an adjustment for the non-controlling interest portion of the amortization of intangible assets (net of deferred taxes).

We provide earnings guidance only on a non-GAAP basis and do not provide a reconciliation of forward-looking fundamental (loss) earnings per share guidance to the most directly comparable GAAP financial measures because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, the amounts of which, based on past experience, could be material.

Management believes that the EBITDA, adjusted EBITDA, fundamental net (loss) income and (loss) earnings per share metric enhances its own evaluation, as well as an investor’s understanding, of our financial performance. Attachment B presents the reconciliation between GAAP operating income and EBITDA and adjusted EBITDA; and GAAP net (loss) income and (loss) earnings per share and fundamental net (loss) income and (loss) earnings per share.

     Headline (loss) earnings per share (“H(L)EPS”)

The inclusion of H(L)EPS in this press release is a requirement of our listing on the JSE. H(L)EPS basic and diluted is calculated using net (loss) income which has been determined based on GAAP. Accordingly, this may differ to the headline (loss) earnings per share calculation of other companies listed on the JSE as these companies may report their financial results under a different financial reporting framework, including but not limited to, International Financial Reporting Standards.

H(L)EPS basic and diluted is calculated as GAAP net (loss) income adjusted for the impairment loss and (profit) loss on sale of property, plant and equipment. Attachment C presents the reconciliation between our net (loss) income used to calculate (loss) earnings per share basic and diluted and HE(L)PS basic and diluted and the calculation of the denominator for headline diluted (loss) earnings per share.

About Net1

Net1 is a leading provider of transaction processing services, financial inclusion products and services and secure payment technology. Net1 operates market-leading payment processors in South Africa and the Republic of Korea. Net1 offers debit, credit and prepaid processing and issuing services for all major payment networks. In South Africa, Net1 provides innovative low-cost financial inclusion products, including banking, lending and insurance, and is a leading distributor of mobile subscriber starter packs for Cell C, a South African mobile network operator. Net1 leverages its strategic equity investments in Finbond and Bank Frick (both regulated banks), and Cell C to introduce products to new customers and geographies. Net1 has a primary listing on NASDAQ (NasdaqGS: UEPS) and a secondary listing on the Johannesburg Stock Exchange (JSE: NT1). Visit www.net1.com for additional information about Net1.

Forward-Looking Statements

This announcement contains forward-looking statements that involve known and unknown risks and uncertainties. A discussion of various factors that cause our actual results, levels of activity, performance or achievements to differ materially from those expressed in such forward-looking statements are included in our filings with the Securities and Exchange Commission. We undertake no obligation to revise any of these statements to reflect future events.

Investor Relations Contact:
Dhruv Chopra
Head of Investor Relations
Phone: +1 917-767-6722
Email: dchopra@net1.com

Media Relations Contact:
Bridget von Holdt
Business Director – BCW
Phone: +27-82- 610-0650
Email: bridget.vonholdt@bm-africa.com

NET 1 UEPS TECHNOLOGIES, INC.
Unaudited Condensed Consolidated Statements of Operations

	Three months ended		Six months ended
	December 31,		December 31,
	2018	2017	2018	2017
	(In thousands, except per share data)		(In thousands, except per share data)
REVENUE	$97,150	$148,416	$223,034	$300,974
EXPENSE
Cost of goods sold, IT processing, servicing and support	51,185	73,994	123,501	148,646
Selling, general and administration	70,996	49,392	112,874	93,326
Depreciation and amortization	9,853	8,723	20,647	17,689
Impairment loss	8,191	-	8,191	-
OPERATING (LOSS) INCOME	(43,075)	16,307	(42,179)	41,313
CHANGE IN VALUE OF EQUITY SECURITIES	(15,836)	-	(15,836)	-
INTEREST INCOME, net of impairment	(331)	4,705	1,545	9,749
INTEREST EXPENSE	2,778	2,325	5,537	4,446
(LOSS) INCOME BEFORE INCOME TAX EXPENSE	(62,020)	18,687	(62,007)	46,616
INCOME TAX (BENEFIT) EXPENSE	(2,298)	10,062	4,192	20,339
NET (LOSS) INCOME BEFORE EARNINGS FROM
EQUITY-ACCOUNTED INVESTMENTS	(59,722)	8,625	(66,199)	26,277
(LOSS) EARNINGS FROM EQUITY-ACCOUNTED INVESTMENTS	(1,247)	1,354	126	3,429
NET (LOSS) INCOME	(60,969)	9,979	(66,073)	29,706
LESS NET INCOME ATTRIBUTABLE TO NON- CONTROLLING INTEREST	2,972	357	3,067	601
NET (LOSS) INCOME ATTRIBUTABLE TO NET1	$(63,941)	$9,622	$(69,140)	$29,105
Net (loss) income per share, in U.S. dollars
Basic (loss) earnings attributable to Net1 shareholders	$(1.13)	$0.17	$(1.22)	$0.51
Diluted (loss) earnings attributable to Net1 shareholders	$(1.12)	$0.17	$(1.22)	$0.51

See Notes to Unaudited Condensed Consolidated Financial Statements

NET 1 UEPS TECHNOLOGIES, INC.
Unaudited Consolidated Balance Sheets

	Unaudited	(A)
	December 31,	June 30,
	2018	2018
	(In thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$69,910	$90,054
Restricted cash	63,131	-
Pre-funded social welfare grants receivable	-	2,965
Accounts receivable, net of allowances of – December: $1,331; June: $1,101	105,007	109,683
Finance loans receivable, net of allowances of – December: $39,850; June: $16,403	25,122	62,205
Inventory	10,272	12,887
Total current assets before settlement assets	273,442	277,794
Settlement assets	65,765	149,047
Total current assets	339,207	426,841
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of –December: $132,191; June: $129,185	23,739	27,054
EQUITY-ACCOUNTED INVESTMENTS	93,561	88,331
GOODWILL	267,964	283,240
INTANGIBLE ASSETS, net of accumulated amortization of – December: $132,061 ; June: $121,466	115,250	131,132
DEFERRED INCOME TAXES	20,826	6,312
OTHER LONG-TERM ASSETS, including reinsurance assets	219,577	256,380
TOTAL ASSETS	1,080,124	1,219,290
LIABILITIES
CURRENT LIABILITIES
Short-term credit facilities for ATM funding	63,131	-
Accounts payable	20,939	35,055
Other payables	73,464	47,994
Current portion of long-term borrowings	24,660	44,695
Income taxes payable	6,770	5,742
Total current liabilities before settlement obligations	188,964	133,486
Settlement obligations	65,765	149,047
Total current liabilities	254,729	282,533
DEFERRED INCOME TAXES	52,376	46,606
LONG-TERM BORROWINGS	10,395	5,469
OTHER LONG-TERM LIABILITIES, including insurance policy liabilities	2,515	38,580
TOTAL LIABILITIES	320,015	373,188
COMMITMENTS AND CONTINGENCIES
REDEEMABLE COMMON STOCK	107,672	107,672
EQUITY
COMMON STOCK
Authorized: 200,000,000 with $0.001 par value; Issued and outstanding shares, net of treasury - December: 56,833,925; June: 56,685,925	80	80
PREFERRED STOCK
Authorized shares: 50,000,000 with $0.001 par value; Issued and outstanding shares, net of treasury: December: -; June: -	-	-
ADDITIONAL PAID-IN-CAPITAL	277,463	276,201
TREASURY SHARES, AT COST: December: 24,891,292; June: 24,891,292	(286,951)	(286,951)
ACCUMULATED OTHER COMPREHENSIVE LOSS	(198,272)	(184,436)
RETAINED EARNINGS	768,485	837,625
TOTAL NET1 EQUITY	560,805	642,519
NON-CONTROLLING INTEREST	91,632	95,911
TOTAL EQUITY	652,437	738,430

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,080,124	$1,219,290

(A) – Derived from restated audited financial statements filed on Form 10-K/A on December 6, 2018.

NET 1 UEPS TECHNOLOGIES, INC.
Unaudited Condensed Consolidated Statements of Cash Flows

	Three months ended		Six months ended
	December 31,		December 31,
	2018	2017	2018	2017
	(In thousands)		(In thousands)
Cash flows from operating activities
Net (loss) income	$(60,969)	$9,979	$(66,073)	$29,706
Depreciation and amortization	9,853	8,723	20,647	17,689
Impairment loss	8,191	-	8,191	-
Movement in allowance for doubtful accounts receivable	21,368	9,402	23,958	9,465
Loss (Earnings) from equity-accounted investments	1,247	(1,354)	(126)	(3,429)
Interest on Cedar Cell note, net of impairment	1,516	(182)	1,360	(182)
Change in fair value of equity securities	15,836	-	15,836	-
Fair value adjustments and re-measurements	83	(190)	1	(99)
Interest payable	131	(159)	241	(247)
Facility fee amortized	68	214	155	347
(Profit) Loss on disposal of property, plant and equipment	(139)	16	(266)	121
Profit on disposal of business	-	(463)	-	(463)
Stock-based compensation charge, net	598	608	1,185	1,435
Dividends received from equity accounted investments	454	1,253	454	2,165
Decrease (Increase) in accounts receivable, pre-funded social welfare grants receivable and finance loans receivable	18,753	(3,397)	28,755	(42,601)
(Increase) Decrease in inventory	(24)	(2,322)	2,161	(3,848)
(Decrease) Increase in accounts payable and other payables	(11,759)	(481)	(19,535)	2,948
(Decrease) Increase in taxes payable	(7,007)	(9,754)	1,347	(916)
(Increase) Decrease in deferred taxes	(3,436)	1,419	(7,070)	428
Net cash (used in) provided by operating activities	(5,236)	13,312	11,221	12,519
Cash flows from investing activities
Capital expenditures	(2,547)	(2,103)	(5,665)	(3,576)
Proceeds from disposal of property, plant and equipment	212	99	486	415
Acquisition of intangible assets	(1,384)	-	(1,384)	-
Investment in equity of equity-accounted investments	(2,500)	(40,892)	(2,500)	(113,738)
Investment in MobiKwik	(1,056)	-	(1,056)	-
Proceeds on return of investment	-	-	284	-
Investment in Cell C	-	-	-	(151,003)
Acquisition of held to maturity investment	-	(9,000)	-	(9,000)
Other investing activities	-	(154)	-	(154)
Net change in settlement assets	2,031	24,519	77,962	237,168
Net cash (used in) provided by investing activities	(5,244)	(27,531)	68,127	(39,888)
Cash flows from financing activities
Proceeds from bank overdraft	221,582	690	306,237	32,570
Repayment of bank overdraft	(245,726)	(11,391)	(245,726)	(14,343)
Repayment of long-term borrowings	(13,551)	(30,881)	(23,811)	(45,141)
Long-term borrowings utilized	3,203	-	11,004	95,431
Dividends paid to non-controlling interest	(1,208)	-	(2,937)	-
Payment of guarantee fee	(258)	-	(394)	(552)
Net change in settlement obligations	(2,031)	(24,519)	(77,962)	(237,168)
Net cash used in financing activities	(37,989)	(66,101)	(33,589)	(169,203)
Effect of exchange rate changes on cash	(1,823)	6,857	(2,772)	3,011
Net (decrease) increase in cash, cash equivalents and restricted cash	(50,292)	(73,463)	42,987	(193,561)
Cash, cash equivalents and restricted cash – beginning of period	183,333	138,359	90,054	258,457
Cash, cash equivalents and restricted cash – end of period (1)	$133,041	$64,896	$133,041	$64,896

See Notes to Unaudited Condensed Consolidated Financial Statements

(1) Cash, cash equivalents and restricted cash as of December 31, 2018, includes restricted cash of approximately $63.1 million related to cash withdrawn from our various debt facilities to fund ATMs. This cash may only be used to fund ATMs and is considered restricted as to use and therefore is classified as restricted cash.

Net 1 UEPS Technologies, Inc.

Attachment A

Operating segment revenue, operating income and operating margin:

Three months ended December 31, 2018 and 2017 and September 30, 2018

								Change –
								constant
				Change - actual				exchange rate(1)
				Q2 ‘19		Q2 ‘19		Q2 ‘19		Q2 ‘19
Key segmental data, in ’000, except				vs		vs		vs		vs
margins	Q2 ‘19	Q2 ‘18	Q1 ‘19	Q2‘18		Q1 ‘19		Q2‘18		Q1 ‘19
Revenue:
South African transaction processing	$21,970	$64,148	$37,749	(66%	)	(42%	)	(64%	)	(44%	)
International transaction processing .	38,124	44,185	39,387	(14%	)	(3%	)	(10%	)	(7%	)
Financial inclusion and applied technologies	38,755	54,131	53,206	(28%	)	(27%	)	(25%	)	(30%	)
Subtotal: Operating segments	98,849	162,464	130,342	(39%	)	(24%	)	(36%	)	(27%	)
Intersegment eliminations	(1,699)	(14,048)	(4,458)	(88%	)	(62%	)	(87%	)	(63%	)
Consolidated revenue	$97,150	$148,416	$125,884	(35%	)	(23%	)	(31%	)	(26%	)
Operating (loss) income:
South African transaction processing	($11,830)	$13,470	($3,513)	nm		237%		nm		225%
International transaction processing .	(4,043)	(4,991)	2,762	(19%	)	nm		(281%	)	nm
Financial inclusion and applied technologies	(18,538)	12,737	11,302	nm		nm		nm		nm
Subtotal: Operating segments	(34,411)	21,216	10,551	nm		nm		nm		nm
Corporate/Eliminations	(8,664)	(4,909)	(9,655)	76%		(10%	)	(49%	)	(13%	)
Consolidated operating (loss) income	($43,075)	$16,307	$896	nm		nm		nm		nm
Operating (loss) income margin (%)
South African transaction processing	(53.8% )	21.0%	(9.3% )
International transaction processing .	(10.6% )	(11.3% )	7.0%
Financial inclusion and applied technologies	(47.8% )	23.5%	21.2%
Consolidated operating margin	(44.3% )	11.0%	0.7%

(1) – This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during the Q2 2019 also prevailed during Q2 2018 and Q1 2019.

Six months ended December 31, 2018 and 2017

					Change –
					constant
			Change -		exchange
			actual		rate(1)
			F2019		F2019
			vs		vs
Key segmental data, in ’000, except margins	F2019	F2018	F2018		F2018
Revenue:
South African transaction processing	$59,719	$130,585	(54%	)	(51%	)
International transaction processing	77,511	90,207	(14%	)	(8%	)
Financial inclusion and applied technologies	91,961	108,444	(15%	)	(9%	)
Subtotal: Operating segments	229,191	329,236	(30%	)	(26%	)
Intersegment eliminations	(6,157)	(28,262)	(78%	)	(77%	)
Consolidated revenue	$223,034	$300,974	(26%	)	(21%	)

Operating (loss) income:
South African transaction processing	($15,343)	$25,802	nm		nm
International transaction processing	(1,281)	325	nm		nm
Financial inclusion and applied technologies	(7,236)	26,657	nm		nm
Subtotal: Operating segments	(23,860)	52,784	nm		nm
Corporate/Eliminations	(18,319)	(11,471)	60%		71%
Consolidated operating (loss) income	($42,179)	$41,313	nm		nm

Operating (loss) income margin (%)
South African transaction processing	(25.7% )	19.8%
International transaction processing	(1.7% )	0.4%
Financial inclusion and applied technologies	(7.9% )	24.6%
Overall operating margin	(18.9% )	13.7%

(1) – This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during the first half of fiscal 2019 also prevailed during the first half of fiscal 2018.

(Loss) Earnings from equity-accounted investments:

The table below presents the relative (loss) earnings from our equity-accounted investments:

			%				%
	Q2 2019	Q2 2018	change		F2019	F2018	change
Bank Frick	($1,217)	$322	nm		($1,805)	$322	nm
Share of net income	402	487	(17%	)	564	487	16%
Amortization of intangible assets, net
of deferred tax	(141)	(165)	(15%	)	(285)	(165)	73%
Other	(1,478)	-	nm		(2,084)	-	nm
DNI(1)	-	1,046	nm		-	1,911	nm
Share of net income	-	1,832	nm		-	3,240	nm
Amortization of intangible assets, net
of deferred tax	-	(786)	nm		-	(1,329)	nm
Finbond(2)	-	-	nm		1,875	1,101	70%
Other	(30)	(14)	114%		56	95	(41%	)
(Loss) earnings from equity-
accounted investments	($1,247)	$1,354	(192%	)	$126	$3,429	(96%	)

(1) DNI was accounted for using the equity method in fiscal 2018 and has been consolidated from June 30, 2018, following the acquisition of a controlling interest in the company. DNI is included in our Financial inclusion and applied technologies operating segment from the acquisition date.
(2) Finbond is listed on the Johannesburg Stock Exchange and reports its six-month results during our first quarter and its annual results during our fourth quarter and we record those results in our results during those quarters

Net 1 UEPS Technologies, Inc.

Attachment B

Reconciliation of GAAP operating (loss) income to negative EBITDA and adjusted negative EBITDA:

Three and six months and year ended December 31, 2018 and 2017

	Three months ended		Six months ended
	December 31,		December 31,
	2018	2017	2018	2017

Operating (loss) income - GAAP	(43,075)	16,307	(42,179)	41,313

Depreciation and amortization	9,853	8,723	20,647	17,689
Impairment loss	8,191	-	8,191	-
(Negative) EBITDA	(25,031)	25,030	(13,341)	59,002
Transaction costs	300	611	1,850	2,097
Non-recurring Mastertrading allowance for doubtful accounts	-	7,803	-	7,803
Profit on sale of Xeo	-	(463)	-	(463)
Adjusted (negative) EBITDA	(24,731)	32,981	(11,491)	68,439

Reconciliation of GAAP net (loss) income and (loss) earnings per share, basic, to fundamental net (loss) income and (loss) earnings per share, basic:

Three months ended December 31, 2018 and 2017

			(L)EPS,				(L)EPS,
	Net (loss) income		basic		Net (loss) income		basic
	(USD’000)		(USD)		(ZAR’000)		(ZAR)
	2018	2017	2018	2017	2018	2017	2018	2017

GAAP	(63,941)	9,622	(1.13)	0.17	(915,866)	131,510	(16.11)	2.31

Impairment loss	8,191	-			117,325	-
Intangible asset amortization, net.	4,510	2,199			64,609	30,055
Intangible asset amortization, net related to non-controlling interest	(909)	-			(13,020)	-
Stock-based compensation charge	598	608			8,566	8,310
Transaction costs	300	611			4,297	8,351
Intangible asset amortization, net related to equity accounted investments	1,217	951			17,432	10,701
Facility fees for debt	68	214			974	2,925
Non-recurring Mastertrading allowance for doubtful accounts	-	7,803			-	106,647
Change in US tax rate	-	860			-	11,754
Profit on sale of Xeo	-	(463)			-	(6,328)
Fundamental	(49,966)	22,405	(0.88)	0.39	(715,683)	303,925	(12.59)	5.34

Six months ended December 31, 2018 and 2017

			(L)EPS,				(L)EPS,
	Net (loss) income		basic		Net (loss) income		basic
	(USD’000)		(USD)		(ZAR’000)		(ZAR)
	2018	2017	2018	2017	2018	2017	2018	2017

GAAP	(69,140)	29,105	(1.22)	0.51	(991,314)	390,375	(17.46)	6.88

Intangible asset amortization, net.	9,060	4,354			129,886	58,378
Impairment loss	8,191	-			117,441	-
Transaction costs	1,850	1,940			26,525	26,021
Intangible asset amortization, net related to non-controlling interest	(1,815)	-			(26,023)	-
Stock-based compensation charge	1,185	1,435			16,990	19,247
Intangible asset amortization, net related to equity accounted investments	1,805	1,494			25,880	17,835
Facility fees for debt	155	347			2,222	4,654
Non-recurring Mastertrading allowance for doubtful accounts	-	7,803			-	104,659
Change in US tax rate	-	860			-	11,535
Profit on sale of Xeo	-	(463)			-	(6,210)
Fundamental	(48,709)	46,875	(0.86)	0.83	(698,393)	626,494	(12.30)	11.04

Net 1 UEPS Technologies, Inc.

Attachment C

Reconciliation of net (loss) income used to calculate (loss) earnings per share basic and diluted and headline (loss) earnings per share basic and diluted:

Three months ended December 31, 2018 and 2017

	2018	2017

Net (loss) income (USD’000)	(63,941)	9,622
Adjustments:
Impairment loss	8,191	-
Profit on sale of business	-	(463)
(Profit) loss on sale of property, plant and equipment	(139)	16
Tax effects on above	39	(4)

Net (loss) income used to calculate headline earnings (USD’000)	(55,850)	9,171
Weighted average number of shares used to calculate net income per share basic (loss) earnings and headline (loss) earnings per share basic (loss) earnings (‘000)	56,834	56,755
Weighted average number of shares used to calculate net income per share diluted (loss) earnings and headline (loss) earnings per share diluted (loss) earnings (‘000)	56,855	56,807
Headline (loss) earnings per share:
Basic, in USD	(0.98)	0.16
Diluted, in USD	(0.98)	0.16

Six months ended December 31, 2018 and 2017

	2018	2017

Net (loss) income (USD’000)	(69,140)	29,105
Adjustments:
Impairment loss	8,191	-
Profit on sale of business	-	(463)
(Profit) loss on sale of property, plant and equipment	(266)	16
Tax effects on above	74	(4)

Net (loss) income used to calculate headline earnings (USD’000)	(61,141)	28,654
Weighted average number of shares used to calculate net income per share basic (loss) earnings and headline (loss) earnings per share basic (loss) earnings (‘000)	56,778	56,762
Weighted average number of shares used to calculate net income per share diluted (loss) earnings and headline (loss) earnings per share diluted (loss) earnings (‘000)	56,814	56,812
Headline (loss) earnings per share:
Basic, in USD	(1.08)	0.50
Diluted, in USD	(1.08)	0.50

Calculation of the denominator for headline diluted (loss) earnings per share

	Q2 ‘19	Q2 ‘18	F2019	F2018

Basic weighted-average common shares outstanding and unvested restricted shares expected to vest under GAAP	56,834	56,755	56,778	56,762
Effect of dilutive securities under GAAP	21	52	36	50
Denominator for headline diluted (loss) earnings per share	56,855	56,807	56,814	56,812

Weighted average number of shares used to calculate headline (loss) earnings per share diluted represent the denominator for basic weighted-average common shares outstanding and unvested restricted shares expected to vest plus the effect of dilutive securities under GAAP. We use this number of fully-diluted shares outstanding to calculate headline (loss) earnings per share diluted because we do not use the two-class method to calculate headline (loss) earnings per share diluted.